   As filed with the Securities and Exchange Commission on February 27, 1998

                                                   Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                                 SPYGLASS, INC.
             (Exact name of registrant as specified in its charter)


             DELAWARE                                      37-1258139
   (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                    Identification Number)


                    NAPERVILLE CORPORATE CENTER
            1240 EAST DIEHL ROAD, NAPERVILLE, ILLINOIS              60563
            (Address of Principal Executive Offices)              (Zip Code)


                           1995 STOCK INCENTIVE PLAN
                            (Full title of the Plan)


                               DOUGLAS P. COLBETH
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               C/O SPYGLASS, INC.
                          NAPERVILLE CORPORATE CENTER
                              1240 EAST DIEHL ROAD
                          NAPERVILLE, ILLINOIS   60563
                    (Name and address of agent for service)

                                 (630) 505-1010
         (Telephone number, including area code, of agent for service)

===============================================================================
                        CALCULATION OF REGISTRATION FEE


                                         Proposed maximum      Proposed maximum      Amount of
Title of securities     Amount to be    offering price per    aggregate offering    registration
  to be registered       registered            share                price                fee
--------------------  ----------------  --------------------  --------------------  ------------
Common Stock, $.01
par value per share   1,500,000 shares      $8.078125(1)       $12,117,187.50(1)      $3,575.00

------------------
(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market on February 24, 1998 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

==============================================================================

                    STATEMENT OF INCORPORATION BY REFERENCE

     This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 33-95162, filed by the Registrant on July 31, 1995 relating to the Registrant's 1995 Stock Incentive Plan.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naperville, State of Illinois, on February 27, 1998.

                                     SPYGLASS, INC.

                                     By: /s/ Douglas P. Colbeth
                                        -------------------------------------
                                        Douglas P. Colbeth
                                        President and Chief Executive Officer

                               POWER OF ATTORNEY

We, the undersigned officers and directors of Spyglass, Inc. hereby severally constitute Douglas P. Colbeth, Gary L. Vilchick and Patrick J. Rondeau, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Spyglass, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


      Signature                   Title                         Date
      ---------                   -----                         ----

/s/ Douglas P. Colbeth  President, Chief Executive       February 27, 1998
----------------------  Officer and Director
Douglas P. Colbeth      (principal executive officer)

/s/ Gary L. Vilchick    Executive Vice President,        February 27, 1998
----------------------  Finance, Administration and
Gary L. Vilchick        Operations and Chief
                        Financial Officer (principal
                        financial and accounting
                        officer)

/s/ Brian J. Jackman    Director                         February 27, 1998
----------------------
Brian J. Jackman

/s/ Tim Krauskopf       Director                         February 27, 1998
----------------------
Tim Krauskopf

/s/ Ray Rothrock        Director                         February 27, 1998
----------------------
Ray Rothrock

/s/ John Shackleton     Director                         February 27, 1998
----------------------
John Shackleton

                                 EXHIBIT INDEX


Exhibit
Number        Description
-------       -----------

  4.1 (1) Amended and Restated Certificate of Incorporation of the Registrant, as amended

  4.2 (2)     By-Laws of the Registrant

  4.3 (2)     Specimen certificate for shares of common stock.

  5.1         Opinion of Hale and Dorr LLP

 23.1         Consent of Hale and Dorr LLP (included in Exhibit 5.1)

 23.2         Consent of Ernst & Young LLP

 23.3         Consent of Price Waterhouse LLP

 24.1 Power of Attorney (included on the signature page of this Registration Statement)









______________

(1) Incorporated herein by reference from the Registrant's Registration Statement on Form S-8 (File No. 333-04357) filed May 23, 1996.

(2) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 33-92174).